UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2010

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 11, 2010, Learning Tree International, Inc. announced that the Department of Veterans Affairs (VA) has awarded Learning Tree an IDIQ contract for delivering FAC-P/PM training to VA employees nationwide. FAC-P/PM (Federal Acquisition Certification for Program and Project Managers) is a government–specific project and program management discipline that has been mandated throughout the U.S. Government by the Office of Federal Procurement Policy. The contract includes a base year and four option years, with a total value of up to $60 million. Learning Tree estimates revenues of between $10 and $15 million for the contract’s base year. Training under this contract began February 22, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Learning Tree International, Inc. dated March 11, 2010 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: March 12, 2010	By:	/S/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer